EXHIBIT A


                  Names,   corporate  affiliations  and  business  addresses  of
individuals who may act during 1998, 1999 and 2000 in matters included within the exemption provided by paragraph (b) of Rule 71:



                       Southwestern Electric Power Company

Jack L. Ballard
Thomas P. Brice
David Camp
Thomas J. Epperson
Bradley Hardin
William H. Lacefield
Dave Nesmith
J. David Ozment
Michael D. Smith

the business address of each of whom is 1616 Woodall Rodgers Freeway, Dallas, Texas, 75202-1234.